December 31, 2004 — Warren Resources Declares Quarterly Dividend on 8% Preferred Stock

NEW YORK, NY— December 31, 2004—. The Board of Directors of Warren Resources, Inc. (Nasdaq: WRES) has declared a quarterly dividend of 24 cents a share on the company’s 8% cumulative convertible preferred stock for the fourth quarter of 2004.

The 24-cent dividend is payable on January 15, 2005 to preferred stockholders of record at the close of business on December 31, 2004.

About Warren Resources:

Warren Resources, Inc. is a growing independent energy company engaged in the exploration and development of domestic natural gas and oil reserves. Warren is primarily focused on the exploration and development of coalbed methane properties located in the Rocky Mountain region and its waterflood oil recovery program in the Wilmington Townlot Unit within the Los Angeles Basin of California. The Company is headquartered in New York, New York, and its exploration and development subsidiary is headquartered in Casper, Wyoming.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of our risk management activities, governmental regulations and other factors discussed in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (www.sec.gov).

Source: Warren Resources, Inc., 489 Fifth Avenue, 32nd Floor, New York, NY 10017